भारतीय गैर न्यायिक

एक सौ रुपये Rs. 100

रु. 100 ONE HUNDRED RUPEES

सत्यमेव जयते

भारत INDIA

INDIA NON JUDICIAL

தமிழ்நாடு तमिलनाडु TAMILNADU

P 940286

6536

Sree Emberumanar Jeer mutt Managing Trustee

Alwarthirunagari

31.8.09

M. B.

19/97

MEMORANDUM OF AGREEMENT

This Memorandum of Agreement executed this the **31st day of August 2009** between:-

Sree Emberumanar Jeer Mutt @ Swami Jeer Mutt, Alwarthirunagari, Tiruchendur Taluk, Tuticorin District, Tamil Nadu, represented by it's Managing Trustee herein and also referred to as **'Jeer Mutt'**

And

Clenergen India Private Limited, a Company incorporated under the Indian Companies Act 1956, having it's registered office at 31A,

Cathedral Garden Road, Chennai - 600 034, Tamilnadu, represented by it's Director **Mr. Mark LM Quinn,** and also referred to as 'Clenergen'

Whereas Jeer Mutt owns and is in possession of vacant lands as detailed in Schedule 1 hereunder;

Whereas Clenergen is desirous of taking these lands as detailed in Schedule 1 for the purposes of cultivating it's proprietary feedstock which is solely intended to be the feedstock for Clenergen's Clean Power Generating facilities in Tamilnadu and has approached the Jeer Mutt for the said purpose and Jeer Mutt has consented to the same subject to the following:-

NOW THIS MEMORANDUM WITNESSETH-AS FOLLOWS:

1. The Lease deposit of the schedule lands or the total extent, which is agreed to be leased and consented, is fixed at **Rs. 5,000/- (Rupees Five Thousands only)** per acre.

2. Clenergen agrees to deposit, the receipt of which Jeer Mutt will acknowledge, the sum of **Rs. 5,00,000/- (Rupees Five lakhs only)** as initial deposit for the aforementioned lease deposit on or before **September 30, 2009.** The balance lease deposit will be deposited by Clenergen with the Jeer Mutt on or before **December 31, 2009.**

3. The first option of lease will be exercised by Clenergen. Only in the event of Clenergen not exercising it's option will the Jeer Mutt bet at liberty to lease the scheduled lands to third parties.

4. The period for exercising and finalizing the option as described in (3) above by Clenergen will expire on December 31, 2009.

5. It is agreed between Jeer Mutt and Clenergen that if Clenergen were unable to pay the balance lease deposit for the scheduled lands on or before December 31, 2009. Clenergen shall have the option to deposit an additional sum of **Rs. 5,00,000/- (Rupees Five lakhs only)** with the Jeer Mutt and have the period for exercising the option for leasing the scheduled lands extended to **March 31, 2010.**

6. As the Jeer Mutt is a religious institution coming within the purview of the Hindu Religious and Charitable Endowments Board. Jeer Mutt is required to get the necessary clearances and permission from the said Board for lease of the scheduled lands to Clenergen for a **minimum period of 25 years.** In the event of the Jeer Mutt failing to get the necessary clearances and permissions from the Hindu Religious and Charitable Endowments Board for lease of the scheduled lands to Clenergen for a minimum period of 25 years within a period of 90 days from the date of this MoA, Jeer Mutt shall be liable to refund the lease deposits paid by Clenergen forthwith.

7. In the event of Clenergen failing to exercise it's options as described in (3), (4) and (5) above, Clenergen shall stand to forfeit the lease deposits paid it to the Jeer Mutt, in entirety.

8. On Clenergen exercising it's option to lease the scheduled lands, both the parties agree to execute a full fledged lease agreement which shall be a registered dcoument.

In witness whereof, both the parties hereto have set their hands on the day, month and year first above written.

Stree Emberumanar Jeer Mutt -
By it's Managing Trustee

SRI EMPERUMANAR JEEYAR MUTT
ALWARTHIRUNAGARI-628 612,
THOOTHUKUDI DISTRICT.

Clenergen India Pvt Ltd.,
By it's Director.

Witnesses :